UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:	November 16, 2007
(Date of earliest event reported):	November 14, 2007

Commission File No. 1-14588

NORTHEAST BANCORP
(Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 207-786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement

On November 14, 2007, Northeast Bank Insurance Group, Inc., a wholly owned subsidiary of Lewiston-based Northeast Bank, and Spence & Mathews, Inc. issued a press release announcing that they have signed a purchase and sales agreement under which Spence & Mathews will join the Northeast Bank Insurance Group. The purchase price for the acquisition of certain assets of Spence & Matthews will be $4.343 million paid as follows: $500 thousand will be paid over a seven year term with interest at the rate of 6.50%; $800 thousand will also be financed over seven years but will be non-interest bearing; and the $3.043 million balance will be paid in cash. Once the transaction closes on November 30, 2007, Northeast Bank Insurance Group will record goodwill and intangibles of approximately $4.3 million.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits
	Exhibits No	Description
	99.1	Press Release, dated November 14, 2007 regarding purchase of Spence & Mathews, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2007	NORTHEAST BANCORP By: /s/ James D. Delamater James D. Delamater President and Chief Executive Officer